Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A) (No. 2-99436) of the Rodney Square Tax-Exempt Fund of our report dated November 6, 1998 included in the 1998 Annual Report to shareholders.

Philadelphia, Pennsylvania
November 23, 1998